Exhibit 99.1

For release: May 18, 2017 6:00 a.m. EDT	Contact:	Jack Isselmann, Public Relations
Justin Roberts, Investor Relations Ph: 503-684-7000

Greenbrier Europe and Astra Rail Merger Receives Regulatory Approvals in Europe

~ Merger effective on June 1, 2017 ~

~ Creates the largest end-to-end, Europe-based freight railcar business ~

Lake Oswego, Oregon, May 18, 2017 – The Greenbrier Companies, Inc. (NYSE: GBX) and Astra Rail Management GmbH today announced that the companies’ planned merger to create Greenbrier-Astra Rail has received all required regulatory approvals from relevant European antitrust officials. The transaction will be completed on June 1, 2017 and combines the operations of Greenbrier Europe and Astra Rail to create an end-to-end, Europe-based freight railcar manufacturing, engineering and repair business.

With principal operations in Poland and Romania and headquarters in the Netherlands, Greenbrier-Astra Rail will have nearly 4,000 employees and 6 production facilities across Europe.

About Greenbrier

Greenbrier (www.gbrx.com), headquartered in Lake Oswego, Oregon, is a leading international supplier of equipment and services to freight rail transportation markets. Greenbrier designs, builds and markets freight railcars in North America, Latin America and Europe. We also build and market marine barges in North America. We manufacture freight railcars in Brazil through a strategic partnership in which we hold a majority interest and produce rail castings through a separate Brazilian partnership. In October 2016, we entered into an agreement with Astra Rail Management GmbH to form a new company, Greenbrier-Astra Rail, which will create an end-to-end, Europe-based freight railcar manufacturing, engineering and repair business. We expect this combination to be completed on June 1, 2017. Through our European manufacturing operations, we deliver U.S.-designed tank cars to Saudi Arabia. We are a leading provider of wheel services, parts, leasing and other services to the railroad and related transportation industries in North America and a supplier of freight railcar repair, refurbishment and retrofitting services in North America through a joint venture partnership with Watco Companies, LLC. Through other joint ventures, we produce rail castings, tank heads and other railcar components. Greenbrier owns a lease fleet of over 8,000 railcars and performs management services for over 266,000 railcars.

About Astra Rail

In 1998, Thomas Manns, at the young age of 21, stepped in to run his family’s business of commercial vehicle rentals upon the death of his father. He built that company into a major force in Western and Eastern European markets. After selling the business in 2008, Mr. Manns entered the real estate business in Eastern Europe and Germany. In 2012, he purchased Astra Rail properties and together with Mr. Bernd Böse, who runs the operative business of Astra Rail, built the multi-plant business into a highly profitable operation with three manufacturing, engineering and repair factories in Arad, Severin and Caracal, Romania over the course of a few short years.

“SAFE HARBOR” STATEMENT UNDER THE PRIVATE SECURITIES LITIGATION REFORM ACT OF 1995: This press release may contain forward-looking statements, including any statements that are not purely statements of historical fact. Greenbrier uses words such as “anticipates,” “believes,” “forecast,” “potential,” “goal,” “contemplates,” “expects,” “intends,” “plans,” “projects,” “hopes,” “seeks,” “estimates,” “strategy,” “could,” “would,” “should,” “likely,” “will,” “may,” “can,” “designed to,” “future,”

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Greenbrier Europe and Astra Rail Merger Approved by Regulators (Cont.)	Page 2

“foreseeable future” and similar expressions to identify forward-looking statements. These forward-looking statements are not guarantees of future performance and are subject to certain risks and uncertainties that could cause actual results to differ materially from the results contemplated by the forward-looking statements. Factors that might cause such a difference include, but are not limited to, reported backlog and awards that are not indicative of Greenbrier’s financial results; uncertainty or changes in the credit markets and financial services industry; high levels of indebtedness and compliance with the terms of Greenbrier’s indebtedness; write-downs of goodwill, intangibles and other assets in future periods; sufficient availability of borrowing capacity; fluctuations in demand for newly manufactured railcars or failure to obtain orders as anticipated in developing forecasts; loss of one or more significant customers; customer payment defaults or related issues; policies and priorities of the federal government regarding international trade and infrastructure; sovereign risk to contracts, exchange rates or property rights; actual future costs and the availability of materials and a trained workforce; failure to design or manufacture new products or technologies or to achieve certification or market acceptance of new products or technologies; steel or specialty component price fluctuations and availability and scrap surcharges; changes in product mix and the mix between segments; labor disputes, energy shortages or operating difficulties that might disrupt manufacturing operations or the flow of cargo; production difficulties and product delivery delays as a result of, among other matters, costs or inefficiencies associated with expansion, start-up, or changing of production lines or changes in production rates, changing technologies, transfer of production between facilities or non-performance of alliance partners, subcontractors or suppliers; ability to obtain suitable contracts for the sale of leased equipment and risks related to car hire and residual values; integration of current or future acquisitions and establishment of joint ventures; succession planning; discovery of defects in railcars or services resulting in increased warranty costs or litigation; physical damage or product or service liability claims that exceed Greenbrier’s insurance coverage; train derailments or other accidents or claims that could subject Greenbrier to legal claims; actions or inactions by various regulatory agencies including potential environmental remediation obligations or changing tank car or other railcar or railroad regulation; and issues arising from investigations of whistleblower complaints; all as may be discussed in more detail under the headings “Risk Factors” and “Forward Looking Statements” in Greenbrier’s Annual Report on Form 10-K for the fiscal year ended August 31, 2016 and Greenbrier’s Quarterly Report on Form 10-Q for the fiscal quarter ended February 28, 2017, and Greenbrier’s other reports on file with the Securities and Exchange Commission. Readers are cautioned not to place undue reliance on these forward-looking statements, which reflect management’s opinions only as of the date hereof. Except as otherwise required by law, Greenbrier does not assume any obligation to update any forward-looking statements.

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